Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

           REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 21, 2000, by and among Delta Financial Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as warrant agent (the "Warrant Agent").

W I T N E S S E T H:

           WHEREAS, this Agreement is being entered into in connection with the execution and delivery of that certain Indenture dated as of the date hereof (the "Indenture") among the Company, as issuer, each of Delta Funding Corporation, a New York corporation, DF Special Holdings Corporation, a Delaware corporation, Fidelity Mortgage, Inc., a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, DFC Financial Corporation, a Delaware corporation, Delta Funding Residual Holding Trust 2000-1, Delta Funding Residual Holding Trust 2000-2 and U.S. Bank Trust National Association, as trustee;

           WHEREAS, pursuant to the terms and conditions of the Indenture, the Company will issue its 9 1/2% Senior Secured Notes due 2004 (the "New Notes"), which notes will be exchanged (such exchange, the "Exchange") for the Company's 9 1/2% Senior Notes due 2004 (the "Old Notes");

           WHEREAS, subject to the terms and conditions of the Warrant Agreement (as defined below), the Company is issuing to the holders of the New Notes warrants (the "Warrants") to subscribe in the aggregate for up to 10% of the Common Stock (as defined below) issued and outstanding on the date hereof;

           WHEREAS, to induce the holders of the Old Notes to accept the issuance of the New Notes and the Warrants by the Company as part of the Exchange, the Company shall undertake (i) to register the resale of the Registrable Securities (as hereinafter defined) under the Securities Act (as hereinafter defined) by those holders of Registrable Securities who acquire Warrants in connection with the Exchange, and (ii) to take certain other actions with respect to the Registrable Securities as provided herein.

          NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1. Definitions

           Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

                     "Advice" shall have the meaning assigned to that term in Section 5 hereof.

                     "Affiliates" of a Person shall mean any Person that controls, is under common control with, or is controlled by, such other Person. For purposes of this definition, "control" means the ability of one Person to direct the management and policies of another Person.

                     "Agents" shall mean any Person authorized to act and who acts on behalf of the Holders with respect to the transactions contemplated by this Agreement.

                     "Commission" shall mean the United States Securities and Exchange Commission.

                     "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering or reverse stock split made, declared or effected with respect to such Common Stock.

                     "Company Notice" shall have the meaning set forth in Section 4 hereof.

                     "Demand Registration" shall have the meaning assigned to that term in Section 3(a) hereof.

                     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

                     "Holders" shall mean the Persons who are deemed to be the original parties to this Agreement pursuant to Section 2(a) (other than the Company and the Warrant Agent) and Persons who acquire Warrants or Registrable Securities, directly or indirectly, from any of such original parties.

                     "Initiating Holders" shall have the meaning assigned to that term in Section 3(a) hereof.

                     "Person" shall mean an individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.

                     "Piggyback Registration Statement" shall have the meaning set forth in Section 4 hereof.

                     "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

                     "Registrable Securities" shall mean (i) any issued and outstanding Warrant Shares and any Warrant Shares which may be acquired by the Holders upon exercise of the Warrants and (ii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable to the Holders with respect to, in exchange for, or in substitution of, the Warrants and/or the Registrable Securities referenced in clause (i) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities for so long as (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) in the reasonable judgment of the Holder of such securities, such securities may be sold by the Holder thereof pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act, (D) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and in the reasonable judgment of the Holder of such securities subsequent public distribution of them shall not require registration under the Securities Act, or (E) such securities shall have ceased to be outstanding.

                     "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, including with respect to filings required to be made with any stock exchange on which the Company's securities are then listed, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate), printing expenses, messenger, telephone and delivery expenses, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, including the expenses incurred in connection with "cold comfort" letters required by or incident to such performance and compliance, any expenses of underwriters customarily paid by issuers or sellers of securities and the reasonable fees, disbursements and other charges of one firm of counsel (per registration prepared) to all Holders of Registrable Securities being sold (selected by the Holders holding a majority of the shares of Registrable Securities covered by such registration), but excluding underwriting discounts, commissions, underwriting or advisory fees, brokers' fees or fees of other similar securities industry professionals relating to the distribution of Registrable Securities and applicable transfer taxes, if any, which discounts, commissions, fees and transfer taxes shall be borne by the seller or sellers of Registrable Securities in all cases.

                     "Registration Statement" shall mean any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including (i) the Prospectus, (ii) amendments and supplements to such Registration Statement, (iii) post-effective amendments, (iv) all exhibits and all material incorporated by reference in such Registration Statement, (v) any registration statement pursuant to a Demand Registration and (vi) any Piggyback Registration Statement.

                     "Requesting Holders" shall have the meaning assigned to that term in Section 5 hereof.

                     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar or successor statute.

                     "Underwriters' Maximum Number" shall have the meaning assigned to that term in Section 3(d) hereof.

                     "Underwritten Offering" shall mean the offering and sale of securities of the Company covered by any Registration Statement pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

                     "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

                     "Warrant Agreement" shall mean that certain Warrant Agreement dated as of the date hereof by and between the Company and the Warrant Agent.

                     "Warrants" shall having the meaning set forth in the recitals above.

2. Parties to this Agreement; Securities Subject to this Agreement. (a) The Company and the other parties hereto agree that any Person acquiring Warrants in connection with the Exchange pursuant to the Warrant Agreement shall be deemed to be parties to this Agreement and they (and their permitted transferees (as more fully set forth in Section 13(d)) shall be entitled to the rights and subject to the obligations set forth herein.

          (b) The Holders of Registrable Securities shall be entitled to the benefits of this Agreement only for so long as such securities continue to be Registrable Securities.

3. Demand Registration.

          (a) Requests for Registration. At any time after the date hereof, the Holders owning 25% or more of the Registrable Securities then outstanding (the "Initiating Holders") may deliver to the Company a written request for registration with the Commission under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities (a "Demand Registration"). Any request made pursuant to this Section 3(a) shall specify the number of Registrable Securities to be registered and the intended methods of disposition thereof. Any such request shall be delivered to the Company and the other Holders, in accordance with the provisions of Section 13(c) of this Agreement. Upon the receipt of such notice from the Initiating Holders that they have requested a Demand Registration, each of such other Holders shall be entitled for a period of 15 days from the date of receipt of such notice to deliver a written request to the Company specifying the number of such Holders Registrable Securities to be included in such Demand Registration and the intended methods of disposition thereof.

          (b) Limitations on Registrations. The Company will not be obligated to register any Registrable Securities pursuant to such a Demand Registration (i) unless there is requested to be included in such registration at least 25% of the Registrable Securities then outstanding or (ii) if a prior Demand Registration was declared effective within a period commencing 6 months prior to the date of the written request for such Demand Registration and such prior Demand Registration was maintained effective for a period of not less than 180 days, or such shorter period during which all Registrable Securities covered by such prior Demand Registration were sold or withdrawn. Notwithstanding the foregoing, in no event shall the Company be required to effect more than a total of four Demand Registrations pursuant to this Agreement.

          (c) Effective Registration - Expenses. In any registration initiated as a Demand Registration, the Company shall pay all Registration Expenses.

          (d) Priority on Demand Registrations. If any Demand Registration is an Underwritten Offering, and the managing underwriters shall give written advice to the Company and the Holders requesting such Demand Registration that, in the reasonable opinion of such managing underwriters, marketing factors require a limitation on the total number of securities to be underwritten (the "Underwriters' Maximum Number"), the Company shall be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration which does not exceed the Underwriters' Maximum Number, and such number of Registrable Securities shall be allocated pro rata among such Holders requesting such Demand Registration on the basis of the number of Registrable Securities requested to be included therein by each Holder.

          (e) Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration are to be sold in an Underwritten Offering, or in a best efforts Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders requesting such registration subject to the approval of the Company, which approval shall not be unreasonably withheld.

4. Piggyback Registration Rights

          (a) Requests for Piggyback Registration. The Company covenants and agrees with each Holder that in the event the Company proposes to file at any time and from time to time after the date hereof a registration statement on any form, including any Demand Registration, for the registration of securities under the Securities Act (whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account) of any class of security other than in connection with an offering solely to the Company's employees pursuant to a registration statement on Form S-8 under the Securities Act or an offering pursuant to a registration statement on Form S-4 under the Securities Act, or any successor forms thereto (a "Piggyback Registration Statement"), then the Company shall in each such case give written notice (a "Company Notice") of such proposed filing to each Holder so that the Company Notice is received by each Holder at least twenty (20) calendar days before the anticipated filing date, and such notice shall offer to each Holder the opportunity to include in such Piggyback Registration Statement such number of Registrable Securities as each may request. The Company shall be obligated and required to include in such Piggyback Registration Statement all Registrable Securities with respect to which the Company shall receive from Holders thereof, within twenty (20) days after the date on which the Company shall have given Company Notices to the Holders, the written requests of such Holders for inclusion in such Piggyback Registration Statement. Any Holder shall be permitted to withdraw all or part of the Registrable Securities of such Holder from any Piggyback Registration Statement at any time prior to the effective date of such Piggyback Registration Statement.

          In the event a registration pursuant to a Piggyback Registration Statement is an Underwritten Offering, the Company shall use its best efforts to cause the underwriter of such offering to permit the Holders to include their Registrable Securities in the proposed offering on terms and conditions at least as favorable to the Holders as those offered with respect to the other securities of the Company included therein. Notwithstanding the foregoing, if any underwriter shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the Piggyback Registration Statement concurrently with the securities being registered by the Company would adversely affect the distribution of such securities by the Company, then the Company shall include in such registration, to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (i) first, securities, if any, that the Company proposes to issue and sell for its own account, (ii) second, securities held by persons who do not have contractual registration rights and (iii) third, securities requested to be registered by persons who have contractual registration rights including pursuant to this Section 4, pro rata among the holders so requesting registration on the basis of the number of shares of Registrable Securities requested to be registered by all such holders; provided, however, that if the Company undertakes such registration on behalf of holders of equity securities of the Company other than Holders or the Miller Stockholders (as defined in the Warrant Agreement) (the "Other Equityholders") pursuant to contractual demand registration rights granting such Other Equityholders priority in the registration of their securities over those held by other securityholders, then the Company shall include in such registration, to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (i) first, the number of equity securities requested to be included therein by the Other Equityholders and (ii) second, Registrable Securities requested to be registered by the Holders pursuant to this Section 4, pro rata among the Holders so requesting registration on the basis of the number of shares of Registrable Securities requested to be registered by all such Holders.

          (b) Additional Obligations of the Company. In connection with the registration of Registrable Securities in accordance with Section 4(a) above, the Company agrees to pay all Registration Expenses in connection with the registration of the Registrable Securities under the Securities Act, other than the registration and filing fees and any underwriters' discounts and commissions with respect to the Registrable Securities and the fees and expenses of counsel for the Requesting Holders which shall be borne pro rata by the Requesting Holders.

          (c) Underwriting Agreements. In connection with any underwritten offering pursuant to a registration statement filed pursuant to this Section 4, the Holders participating in such offering shall enter into an underwriting agreement in customary form containing such representations, warranties and indemnification and contribution provisions as shall be reasonably requested by the underwriters.

5. Registration Procedures

           Whenever one or more Holders (the "Requesting Holders") have made a request that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register to the extent required to permit the intended disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) with respect to a request to file a Registration Statement covering Registrable Securities made pursuant to Section 3 hereof, use its best efforts to prepare and file with the Commission, not later than 60 days after receipt of such request (which 60-day period may be extended by the Company for up to one additional period of 60 days if at the time of such request the board of directors of the Company determines in good faith that such registration is likely to have an adverse effect on a material merger, acquisition or other form of material business combination) a Registration Statement on a form for which the Company then qualifies which is satisfactory to the Company and the Requesting Holders (unless the offering is made on an underwritten basis, including on a best efforts underwriting basis, in which event the managing underwriter or underwriters shall determine the form to be used) and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective. The Company hereby covenants that the Registration Statement shall be declared effective by the Commission no later than 120 days after the date on which it is filed. The Company shall not file any Registration Statement pursuant to Section 3 hereof or any amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the Requesting Holders or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act or any other applicable laws or regulations;

          (b) in connection with the preparation and filing of each Registration Statement under the Securities Act, give each Requesting Holder, the underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each Requesting Holder and each underwriter such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of any such Requesting Holder's and such underwriter's respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

          (c) subject to paragraph (b) above, prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for a period of not less than 180 days or, in the case of a registration statement for sale of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act, such longer period not to exceed two years from the effective date thereof as is required for the intended method of distribution, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Requesting Holders thereof set forth in such Registration Statement or supplement to the Prospectus;

          (d) notify the Requesting Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (o) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (f) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the Requesting Holders and to the managing underwriters;

          (g) furnish to the Requesting Holders and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and a reasonable number of conformed copies of all such documents;

          (h) deliver to the Requesting Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may request at such Requesting Holder's or underwriter's expense; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Requesting Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (i) prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify or cooperate with the Requesting Holders and the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (j) cooperate with the Requesting Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (k) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l) upon the occurrence of any event contemplated by paragraph (d)(6) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (m) use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or qualified for inclusion on the Nasdaq Stock Market, as applicable) on which similar securities issued by the Company are then listed (or qualified) or, if not so listed (or qualified), then on each securities exchange (or the Nasdaq Stock Market) as the Requesting Holders or the managing underwriters, if any, may request, provided that the Company is qualified to list (or to qualify) its securities on each such exchange (or stock market);

          (n) provide a transfer agent and registrar for all Registrable Securities;

          (o) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith as the Requesting Holders or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (1) make such representations and warranties to the Requesting Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the accuracy of the same if and when requested, and matters relating to the compliance of the Registration Statement and the Prospectus with the Securities Act; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) addressed to the Requesting Holders and the underwriters, if any, covering the matters customary in underwritten primary offerings and such other matters as may be reasonably requested by the Requesting Holders and underwriters, if any; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Requesting Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the Requesting Holders and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (p) make available for inspection during normal business hours by the Requesting Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons;

          (q) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering, and (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

                     The Company may require the Requesting Holders to furnish to the Company such information and documents regarding the distribution of such securities and the seller as the Company may from time to time reasonably request in writing.

                     The Requesting Holders each agree by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(6) hereof, such Requesting Holder will forthwith discontinue disposition of Registrable Securities until such Requesting Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(l) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, each Requesting Holder will, or will request the underwriters to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Requesting Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give such notice, the time periods mentioned in Section 5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(d)(6) to and including the date when the Requesting Holders shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(l) hereof or the Advice.

6. Registration Expenses. The Company shall pay all Registration Expenses in connection with any registration initiated pursuant to Section 3 hereof, whether or not such registration shall become effective and whether or not all or any portion of the Registrable Securities originally requested to be included in such registration are ultimately included in such registration.

7. Indemnification. (a) Indemnification by Company. The Company will indemnify and hold harmless, to the full extent permitted by law, each Requesting Holder and each other Person, if any, who controls such Requesting Holder (within the meaning of the Securities Act), and their respective directors, officers, partners, Agents and Affiliates against all losses, claims, damages, liabilities (or actions in respect thereto) and expenses, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation (collectively, a "Loss" or "Losses"), to which any such Person may be subject, under the Securities Act or otherwise, and reimburse all such Persons for any other expenses incurred with investigating or defending against any Losses, insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in a Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission is made therein in reliance upon and in conformity with information furnished in writing to the Company by such Requesting Holder expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of each Requesting Holder of Registrable Securities.

          (b) Indemnification by Requesting Holders. Each Requesting Holder will, severally and not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company and each directors, officers, employees and Agents, each other Person, if any, who controls the Company (within the meaning of the Securities Act) against any Losses to which any such Person may be subject, under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or preliminary prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only if and to the extent, that such untrue or alleged untrue statement or omission or alleged omission is made therein in reliance upon and in conformity with the information furnished in writing by such Requesting Holder specifically for inclusion therein. In no event shall the liability of a Requesting Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Requesting Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons.

          (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Loss referred to in the preceding subsections of this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 7, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which provides any relief other than money damages.

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under subsection (a) or (b) of this Section 6 in respect of any Losses, then, in lieu of the amount paid or payable under subsection (a) or (b) of this Section 7, the indemnified party and the indemnifying party under subsection (a) or (b) of this Section 7 shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of a Requesting Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Requesting Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. No Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person's consent, which shall not be unreasonably withheld.

8. Registration Rights to Others. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act or the Exchange Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders.

9. Adjustments Affecting Registrable Securities. The Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Securities that would materially adversely affect the ability of the Holders to include Registrable Securities in any registration of its securities under the Securities Act contemplated by this Agreement.

10. Rule 144 and Rule 144A. The Company shall take all actions reasonably necessary (including, without limitation, all actions necessary to cause the Company to be eligible to register its securities on Form S-3 if they are otherwise eligible to be so registered) to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limitation, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

11. Amendments and Waivers. Any provision of this Agreement may be amended, modified or waived if, but only if, the written consent to such amendment, modification or waiver has been obtained from the Company and the Holder or Holders of at least 50% of the of Registrable Securities affected by such amendment, modification or waiver.

12. Nominees for Beneficial Owners. In the event that any Registrable Security is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company and, if requested by the Company, become a party to this Agreement, be treated as the Holder of such Registrable Security for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of the number or percentage of shares of Registrable Securities held by any Holder or Holders contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

13. Miscellaneous

          (a) Remedies. Without limiting the rights of the Holders to pursue all other legal and equitable remedies available for any breach of the provisions of this Agreement, including recovery of damages, each Holder will be entitled to specific performance of their rights under this Agreement. The Company expressly agrees that monetary damages would not be adequate compensation for any loss incurred by the Holders by reason of a breach by it of the provisions of this Agreement and that the Holders would sustain irreparable harm, and therefore further agrees that they shall be entitled to specific performance to prevent any such breach or any continuing breach hereof and to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

          (c) Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given three business days after mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or one business day after being sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate confirmation is received.

(i)	If to the Company:

Delta Financial Corporation. 1000 Woodbury Road Woodbury, New York 11797 Attention: Mr. Marc Miller Fax: (516) 364-9450

with a copy to: Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attention: Bradley Kulman, Esq. Telecopier: (212) 806-6006

(ii)	If to the Warrant Agent:

Mellon Investor Services LLC 44 Wall Street, 6th Floor New York, New York 10005 Attn: Ms. Cynthia Gonzalez Fax: (917) 320-6318

(iii) All notices, requests, demands and other communications required or permitted to be sent to the Holders shall be deemed given when sent to the Warrant Agent as set forth above. Upon written request of the Company (which the Company agrees it shall give), the Warrant Agent shall distribute promptly to the Holders all such notices, requests, demands and other communications to the addresses of the Holders on record with the Company. The Warrant Agent shall have no other duties or responsibilities under or pursuant to this Agreement except as set forth in this Section 13(c)(iii).

          (d) Successors and Assigns. This Agreement is solely for the benefit of the parties, the Holders and their respective successors and assigns. Any Holder may assign to any permitted transferee (as permitted under applicable law) of its Registrable Securities where such securities continue to be Registrable Securities in the hands of such transferee, such Holder's rights and obligations under this Agreement, provided that such transferee shall agree in writing with the parties hereto prior to the assignment to be bound by this Agreement as if it were an original party hereto, whereupon such assignee shall for all purposes be deemed to be a Holder under this Agreement. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder without the prior written consent of the other parties hereto. The Company may not assign this Agreement or any right, remedy, obligation or liability arising hereunder or by reason hereof. Nothing herein shall be construed to provide any rights to any other entity or individual.

          (e) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (f) Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York governing contracts to be made and performed therein without giving effect to principles of conflicts of law, and, with respect to any dispute arising out of this Agreement, each party hereby consents to the exclusive jurisdiction of the courts sitting in such State.

          (h) Severability. Should any part, term, condition or provision hereof or the application thereof be declared illegal, invalid or otherwise unenforceable or in conflict with any other law by a court of competent jurisdiction, the validity of the remaining parts, terms, conditions or provisions of this Agreement shall not be affected thereby, and the illegal, invalid or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact, except to the extent necessary to conform to the redrafted portions hereof.

          (i) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all proposals, commitments, writings, negotiations, discussions, agreements and understandings, oral or written, of every kind and nature between them concerning the subject matter hereof. This Agreement may not be amended or otherwise modified except in a writing signed by both parties hereto and by the holders of a majority in principal amount of the outstanding New Notes. No discharge of the terms hereof shall be deemed valid unless by full performance by the parties or by a writing signed by the parties. A waiver by any party of any breach or violation of any this Agreement shall not be deemed or construed as a waiver of any other breach or violation hereof.

          (j) Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DELTA FINANCIAL CORPORATION By: Name: Title: MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, as Warrant Agent By: Name: Title: